As filed with the Securities and Exchange Commission on August 7, 2026

Registration No. 333‑

UNITED STATES
Securities and exchange commission

Washington, D.C. 20549

FORM S‑3

Registration Statement under The Securities Act of 1933

QNB CORP.

(Exact name of Registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-2318082 (I.R.S. Employer Identification No.)

15 North Third Street, P.O. Box 9005
Quakertown, Pennsylvania 18951-9005
(215) 538-5600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David W. Freeman
President and Chief Executive Officer
QNB Corp.
15 North Third Street, P.O. Box 9005
Quakertown, Pennsylvania 18951-9005
(215) 538-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David W. Swartz, Esq.
Sunjeet S. Gill, Esq.
Stevens & Lee, P.C.
111 North Sixth Street
Reading, Pennsylvania 19601
(610) 478-2184

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has not yet been declared effective. The securities may not be sold until the registration statement has been declared effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 7, 2026

PROSPECTUS

$75,000,000

QNB CORP.

Common Stock

Warrants

Debt Securities

Units

We may offer and sell any combination of the securities listed above, in one or more offerings, up to a total dollar amount of $75,000,000. We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more prospectus supplements. The debt securities and warrants may be convertible or exercisable or exchangeable for debt or equity securities of the Company or of one or more entities.

We will provide the specific terms of the securities offered in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. Please read this prospectus, the applicable prospectus supplement and any related information, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you invest in any of our securities.

Our common stock is quoted on the OTCQX Best Market under the symbol “QNBC.” On August 5, 2026, the closing price of our common stock on the OTCQX Best Market was $43.94 per share. You are urged to obtain current market prices of our common stock. The applicable prospectus supplement will contain information, where applicable, as to any quotation on the OTCQX Best Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

The securities may be offered and sold on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus, in any prospectus supplement and in our periodic reports and other information we file with the Securities and Exchange Commission before making any decision to invest in our securities.

Our principal executive offices are located at 15 North Third Street, Quakertown, Pennsylvania 18951. Our website provides information about us, our history, goals and philosophy, as well as certain corporate press releases. Our website is located at http://www.QNBbank.com. The contents of our website do not constitute part of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is [___________] [___], 2026.

i

ABOUT THIS PROSPECTUS

In this prospectus, the “Company,” “we,” “our,” “ours,” and “us” refer to QNB Corp., which is a bank holding company formed under the laws of Pennsylvania and headquartered in Quakertown, Pennsylvania, and its subsidiary on a consolidated basis, unless the context otherwise requires. References to the “Bank” mean QNB Bank, a Pennsylvania state-chartered banking institution.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the “Commission,” utilizing the “shelf” registration process. Under this process, we may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus with a total aggregate principal amount or initial purchase price amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. You should read this prospectus, the prospectus supplement, and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The registration statement that contains this prospectus, including the exhibits and the documents incorporated herein by reference, contains additional information about us and the securities offered under this prospectus and any prospectus supplement. The registration statement can be obtained at the Commission’s website or our website, which are mentioned in this prospectus under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus or any prospectus supplement and those documents incorporated by reference in this prospectus or any accompanying prospectus supplement. Neither we, nor the selling securityholders, have authorized anyone to provide you with information that is in addition to, or different from, that contained in this prospectus or any accompanying prospectus supplement. If anyone provides you with different or additional information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities, and neither we nor any of the selling security holders have authorized anyone to make any representations in connection with an offering other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. Neither this prospectus nor any prospectus supplement is an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by the Company. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the “Securities Act.”

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 filed by us with the Commission under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

We file periodic reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public over the Internet at the Commission’s website at http://www.sec.gov. Our filings with the Commission are also available to the public on our website at http://www.QNBbank.com, as well as through document retrieval services.

The Commission allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the Commission will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information to the extent the information on any given topic included in this prospectus is different.

We incorporate by reference the documents listed below and any filings we make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus are sold by us; provided, however, that we are not incorporating any information that is deemed “furnished” in accordance with the Commission’s rules, including, but not limited to, information under Items 2.02 or Item 7.01 of any Current Report on Form 8-K including related exhibits:

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our definitive proxy statement on Schedule 14A for the 2026 annual meeting of shareholders, filed on April 30, 2026;
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our Annual Report on Form 10-K for the year ended December 31, 2025;
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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026;
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our Current Reports on Form 8-K filed on February 19, 2026, February 25, 2026, April 7, 2026, May 13, 2026, June 8, 2026, June 10, 2026 and August 7, 2026;
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the description of our common stock contained in the Registration Statement on Form 10 pursuant to which our common stock was registered under Section 12 of the Exchange Act as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents or information that have been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address and telephone number:

QNB Corp.
15 North Third Street
Quakertown, Pennsylvania 18951
Attention: Corporate Secretary
Telephone: (215) 538-5600

You should rely only on the information contained in this prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information. Neither the Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation of the contrary is a criminal offense.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and any information incorporated by reference herein or therein contain forward-looking statements relating to future events or our future results. These statements are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are intended to come within the safe harbor protection provided by those sections. Statements that are not historical facts, including statements about our beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “may,” “could,” “should,” “goals” or “target.” Such statements are based on management’s expectations as of the date of this prospectus and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties are discussed more fully under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025, and include, but are not limited to the following:

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statements and assumptions relating to financial performance;
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statements relating to the anticipated effects on results of operations or financial condition from recent or future developments or events;
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statements relating to our business and growth strategies and our regulatory capital levels; and
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any other statements, projections or assumptions that are not historical facts.

Actual future results may differ materially from our forward-looking statements, and we qualify all forward-looking statements by various risks and uncertainties we face, some of which are beyond our control, as well as the assumptions underlying the statements, including, among others, the following factors:

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the strength of the United States economy in general and the strength of the local economies in which we conduct operations and the impact they may have on us and our customers;
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the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs;
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the overall quality of the composition of our loan and securities portfolios;
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electronic, cyber and physical security breaches;
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our acquisition strategy may not be successful in identifying advantageous targets;
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our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we acquire, including Victory Bancorp, Inc., into our operations and our ability to realize related synergies, strategic gains, and cost savings may be significantly harder to achieve, if at all, or may take longer to achieve;
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the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents;
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interruptions involving our information technology and telecommunications systems or third-party servicers;
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legislative and regulatory changes;
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changes in federal tax law or policy;
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the effects of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”);
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inflation, interest rate, market and monetary fluctuations and their effect on the market value of financial assets;
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fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas;

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the results of examinations of us by the Federal Reserve and of the Bank by the Pennsylvania Department of Banking and Securities and the Federal Deposit Insurance Corporation (“FDIC”), including the possibility that the FDIC may, among other things, require the Bank to increase their capital ratios, increase their allowance for loan losses or to write down assets;
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risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations;
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our ability to control operating costs and expenses;
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our ability to manage delinquency rates;
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our ability to retain key members of our senior management team;
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the costs of litigation, including settlements and judgments;
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the increased competitive pressures among financial services companies;
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the timely development of and acceptance of new products and services and the perceived overall value of these products and services by businesses and consumers, including the features, pricing and quality compared to our competitors’ products and services;
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rapid technological changes and developments;
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changes in consumer and business spending, borrowing and saving habits and demand for financial services in our market area;
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the ability of key third-party providers to perform their obligations to us;
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changes in auditing or accounting policies and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board;
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the occurrence of extraordinary events (such as natural disasters, acts of terrorism, wars, or political conflicts);
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other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere herein or in the documents incorporated by reference herein and in our other filings with the Commission; and
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our success at managing the risks involved in the foregoing.

Some of these and other factors are discussed in the “Risk Factors” section and elsewhere in this prospectus and in the documents incorporated by reference herein. The development of any or all of these factors could have an adverse impact on our financial position and results of operations.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, unless otherwise required to do so by law or regulation. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus or in the documents incorporated by reference herein might not occur, and you should not put undue reliance on any forward-looking statements.

If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forwarding-looking statements.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us. Any investor in our common stock should consider all risks and uncertainties disclosed in our filings with the Commission described above under the heading “Where You Can Find More Information,” all of which are accessible on the Commission’s website at http://www.sec.gov.

ABOUT QNB CORP.

QNB Corp. (the “Company”) is a Pennsylvania corporation (OTCQX symbol: QNBC) and registered bank holding company headquartered in Quakertown, Pennsylvania. The Company conducts business through its wholly-owned banking subsidiary, QNB Bank, a Pennsylvania-chartered bank (the “Bank”).

The Bank is engaged in the general commercial banking business and provides a full range of banking services to its customers. These banking services consist of, among other things, attracting deposits and using these funds in making commercial loans, residential mortgage loans, consumer loans, and purchasing investment securities. These deposits are in the form of time, demand and savings accounts. Time deposits include certificates of deposit and individual retirement accounts. The Bank’s demand and savings accounts include money market accounts, interest-bearing demand accounts (including a higher yielding checking account), club accounts, traditional statement savings accounts, and a higher yielding online savings account.

For the year ended December 31, 2025, net income was $14.1 million. At December 31, 2025, total assets were $1.9 billion, total deposits were $1.6 billion, and shareholders’ equity was $129.6 million.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully read and consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and any updates described in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future, together with information in this prospectus and any other information incorporated by reference into this prospectus. See the section of this prospectus entitled “Where You Can Find More Information.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include, among other purposes, contribution to the capital of the Bank to support their lending and investing activities; the repayment of debt; to support or fund acquisitions of other institutions or branches, if opportunities for such transactions become available; and investments in activities that are permitted for bank holding companies. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings. The applicable prospectus supplement will provide details on the use of proceeds of any specific offering.

SECURITIES WE MAY OFFER

The securities that may be offered from time to time through this prospectus are:

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common stock;
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debt securities, which we may issue in one or more series;
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warrants entitling the holders to purchase other securities; and
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units consisting of any combination of the above securities.

We will describe the terms of particular securities that we may offer in the future in a prospectus supplement that we will deliver with this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. In each prospectus supplement we will include, if relevant and material, the following information:

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type and amount of securities that we propose to sell;
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initial public offering price of the securities;
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maturity;
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original issue discount, if any;
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rates and times of payment of interest, dividends or other payments, if any;
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redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;
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ranking as to priority of payment upon liquidation or right to payment of dividends;
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voting or other rights, if any;
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conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;
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names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;
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compensation, if any, of those underwriters, agents or dealers;
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details regarding over-allotment options, if any;
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net proceeds to us;
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information about any securities exchange or automated quotation system on which the securities will be listed or traded;
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material United States federal income tax considerations applicable to the securities;
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any material risk factors associated with the securities; and
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any other material information about the offer and sale of the securities.

In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is a summary, which includes only those terms of our common stock that we believe will be most important to your decision to invest in our common stock. It is our articles of incorporation and bylaws as well as the Pennsylvania Business Corporation Law of 1988, as amended, referred to as the PBCL, however, and not this summary, which define your rights as a holder of our common stock. This summary is qualified in its entirety by reference to the complete text of these documents and the “PBCL,” which you should read for a full description of the terms of our common stock. Our articles of incorporation and bylaws are incorporated by reference in this prospectus as exhibits to the registration statement of which this prospectus is a part.

Authorized Shares of Capital Stock

The Company’s articles of incorporation authorize the issuance of up to 10,000,000 shares of common stock, $0.625 par value per share. The Company’s common stock is registered under Section 12 of the Exchange Act. As of December 31, 2025, we had 3,738,875 shares of common stock issued and outstanding. As of the date hereof, the Company does not have any shares of preferred stock authorized.

Voting Rights

Holders of our common stock are entitled to one vote for every share having voting power on all matters submitted for action by the shareholders. Holders of our common stock do not have cumulative voting rights in the election of directors.

Our articles of incorporation generally provide that any merger, consolidation, sale of substantially all of the Company’s assets, or other “Business Combination” transaction more fully described below, must be approved by the affirmative vote of not less than 75% of the Company’s then outstanding voting stock. Under the articles of incorporation, the 75% affirmative shareholder vote would not be required if: (a) a majority of the board of directors has given prior approval to the acquisition by the Related Person (as defined below) involved in the Business Combination of 20% or more of the outstanding shares of our common stock which resulted in that person becoming a Related Person; or (b) a majority of the board of directors has approved the Business Combination prior to the time that the person became a Related Person.

The term “Business Combination” means:

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any merger or consolidation of the Company or a subsidiary with or into a Related Person;
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any sale, lease, exchange, transfer or other disposition, including without limitation mortgage or any other security device of all or any substantial part of the assets of the Company (including without limitation any securities of a subsidiary) or of a subsidiary, to a Related Person;
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any merger or consolidation of a Related Person with or into the Company or a subsidiary;
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any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a Related Person to the Company or a subsidiary;
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the issuance of any securities of the Company or a subsidiary to a Related Person;
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the acquisition by the Company or a subsidiary of any securities of a Related Person;
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any reclassification of voting stock of the Company, or any recapitalization involving voting stock of the Company, consummated within five years after a Related Person became a Related Person;
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any loan or other extension of credit by the Company or a subsidiary to the Related Person or any guarantees by the Company or a subsidiary of any loan or other extension of credit by any person to a Related Person; and
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any agreement, contract or other arrangement provided for any of the transactions described in the definition of Business Combination.

“Related Person” means any individual, corporation, partnership or other person or entity which, together with its “affiliates” and “associates” (as those terms are defined in the Company’s articles of incorporation) is the beneficial owner, directly or indirectly, of 20% or more of our outstanding voting stock.

Dividends and Distributions

Holders of our common stock are entitled to dividends and other distributions ratably as and when declared by the board of directors of the Company from assets legally available therefor. Specifically, dividends may be paid in cash, property or shares of our common stock, unless the Company is insolvent or the dividend payment would render it insolvent. Dividend payments and distributions are subject to other legal requirements and, generally, may be paid in cash or property provided that, after giving effect to the dividend or distribution, the total assets of the Company would not be less than the total liabilities of the Company plus the amount necessary to satisfy the preferential rights, if any, of shareholders whose preferential rights are superior to those receiving the dividend or distribution.

Ranking

Upon the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, after the payment in full of its debts and other liabilities, the remainder of its assets, if any, are to be distributed ratably among the holders of our common stock.

No Conversion Rights; No Preemptive Rights; No Redemption

Holders of our common stock have no preemptive or conversion rights and are not subject to further calls or assessment by the Company. There are no redemption or sinking fund provisions applicable to our common stock.

Fully Paid and Nonassessable

Outstanding shares of our common stock are validly issued, fully-paid and nonassessable.

Anti-Takeover Provisions

Certain provisions of the Company’s articles of incorporation, bylaws and the PBCL may have the have the effect of delaying, deferring, or preventing a change in control of the Company:

Pennsylvania Anti-Takeover Provisions

Certain anti‑takeover provisions of the PBCL apply to Pennsylvania registered corporations (e.g., publicly traded companies) including those relating to (1) control share acquisitions, (2) disgorgement of profits by certain controlling persons, (3) business combination transactions with interested shareholders, and (4) the rights of shareholders to demand fair value for their stock following a control transaction. Pennsylvania law allows corporations to opt-out of these anti‑takeover sections under certain circumstances, but the Company has not opted out of any of these provisions. A general summary of these applicable anti‑takeover provisions is set forth below.

Control Share Acquisitions. Pennsylvania law regarding control share acquisitions relates to the act of acquiring for the first time voting power over voting shares (other than (i) shares owned continuously by the same natural person since January 1, 1988, (ii) shares beneficially owned by any natural person or trust, estate, foundation or similar entity to the extent such shares were acquired solely by gift, inheritance, bequest, device or other testamentary distribution, directly or indirectly, from a natural person who beneficially owned the shares prior to January 1, 1988 or (iii) shares acquired pursuant to a stock split, stock dividend or similar distribution with respect to shares that have been beneficially owned continuously since their issuance by the corporation by the shareholder that acquired them from the corporation or that were acquired from such shareholder pursuant to (ii) above) equal to: (a) at least 20% but less than 33 1/3%; (b) at least 33 1/3% but less than 50%; or (c) 50% or more of the voting power of the corporation. Once a control share acquisition has occurred, then all shares in excess of the triggering threshold, plus shares purchased at any time with the intention of acquiring such voting power or shares purchased within 180 days of the date the triggering threshold was exceeded, are considered control shares. Control shares cannot vote either until their voting rights have been restored by two separate votes of the shareholders, as described below, or until they have been transferred to a person who is not an affiliate of the transferor and does not thereby also become the holder of control shares.

The holder of control shares may wait until the next annual or special meeting after the acquisition took place to submit the question of the restoration of voting rights to the shareholders, or the acquiring person may accelerate the process by agreeing to underwrite the cost of a special meeting of shareholders for that purpose. In either case, the acquiring person is required to furnish for distribution to the shareholders an information statement containing a detailed disclosure concerning the acquiring person, its intentions with respect to ownership of securities of the corporation and other matters. As an alternative, a person submitting a bona fide written offer to make a control share acquisition may request prospective approval by the shareholders of the exercise of the voting rights of the shares proposed to be acquired, provided that the control share acquisition is consummated within 90 days after shareholder approval is obtained. Two shareholders’ votes are required to approve the restoration of voting rights. First, the approval of a majority of all voting power must be obtained. Second, the approval of a majority of all disinterested shareholders must be obtained.

For a period of 24 months after the later of (a) a control share acquisition by an acquiring person who does not properly request consideration of voting rights, or (b) the denial of such a request or lapse of voting rights, the corporation may redeem all the control shares at the average of the high and low public market sales price of the shares on the date notice of the call for redemption is given by the corporation.

Disgorgement of Profits by Certain Controlling Persons. Pennsylvania law regarding disgorgement of profits by certain controlling persons applies in the event that (a) any person or group directly or indirectly publicly discloses or causes to be disclosed that the person or group may seek to acquire control of the corporation, or (b) a person or group acquires, offers to acquire or directly or indirectly publicly discloses (or causes to be disclosed an intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation received by the person or group during such 18‑month period will belong to the corporation if the securities that were sold were acquired during the 18‑month period after or within 24 months prior to becoming a controlling person.

Business Combination Transactions with Interested Shareholders. Pennsylvania law regarding business combination transactions with interested shareholders provides that a person who acquires the direct or indirect beneficial ownership of shares entitled to cast at least 20% of the votes entitled to be cast for the election of directors or an affiliate or associate of the corporation who at any time within the prior five years was the beneficial owner, directly or indirectly, of 20% of the voting shares of the corporation is an “interested shareholder.” A corporation subject to this provision may not effect mergers or certain other business combinations with the interested shareholder for a period of five years, unless:

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the business combination or the acquisition of stock by means of which the interested shareholder became an interested shareholder is approved by the corporation’s board of directors prior to such stock acquisition;
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the business combination is approved by the affirmative vote of the holders of all the outstanding common shares of the corporation; or
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the business combination is approved by the affirmative vote of the holders of a majority of all shares entitled to vote, excluding votes of shares held by the interested shareholders or their affiliates, and at the time of such vote, the interested shareholder is the beneficial owner of at least 80% of the voting shares of the corporation. This exception applies only if the value of the consideration to be paid by the interested shareholder in connection with the business combination satisfies certain fair price requirements.

After the five-year restricted period, an interested shareholder of the corporation may engage in a business combination with the corporation if (a) the business combination is approved by the affirmative vote of a majority of the shares other than those beneficially owned by the interested shareholder and its affiliates, or (b) the merger is approved at a shareholders meeting and certain fair price requirements are met.

Rights of Shareholders to Demand Full Value for their Stock Following Control Transaction. Under Pennsylvania law, a control transaction is an acquisition by a person or group of the voting power over at least 20% of the voting shares of the corporation. Subject to exceptions, if a Pennsylvania registered corporation is subject to a control transaction, the controlling person or group must provide prompt notice of the transaction to the court and each shareholder of record holding voting shares. Any holder of voting shares may make a written demand on the controlling person or group for payment in cash of the fair value of each voting share at the date on which the control transaction occurs. The minimum value that a shareholder can receive is the highest price paid per share by the controlling person or group within the 90‑day period ending on and including the date of the control transaction. If any shareholder believes the fair value of her shares is higher than the price offered by the controlling person or group, the shareholder may file a petition with the court seeking appraisal of the shares.

Staggered Board of Directors

The bylaws provide for the classification of the board of directors into three classes with each class serving a staggered three-year term. As a result of this classification, only one-third of the entire board of directors stands for election in any one year and a minimum of two annual meetings would be required to elect a majority of the board of directors. This may have the effect of deterring or discouraging, among other things, a proxy contest for control of the Company, the assumption of control of the Company by a holder of a large block of our common stock, and the removal of incumbent management of the Company and the Bank.

Calling of Special Meetings of Shareholders

Pursuant to the bylaws, special meetings of shareholders may only be called by the President of the Company, or by a majority of the Company’s board of directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

The bylaws provide that notice of any proposal by a shareholder which the shareholder desires to submit to a vote at an annual meeting, including any director nominations, must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the President of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to any annual meeting of shareholders. The bylaws also specify requirements as to the contents of the shareholder’s notice or nomination. If notice is not provided in accordance with these provisions, a shareholder’s proposal will not appear on the meeting agenda.

Removal of Directors

Under Pennsylvania law, directors of the Company can be removed from office by a vote of shareholders only for cause.

Board of Directors May Consider Factors When Evaluating Take-Over Offer

The articles of incorporation provide that, when evaluating any offer by another party or a tender or exchange offer for any equity security of the Company or to enter into a merger or other business combination with the Company, the board may consider, among other factors: (i) the social and economic effects on the employees, customers and other constituents of the Company and its subsidiaries and on the communities in which the Company and its subsidiaries operate or are located, and (ii) the desirability of the Company continuing as an independent entity.

Amendments to Articles of Incorporation

The articles of incorporation provide that, in addition to any affirmative vote required by law, the articles of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares of voting stock; provided, however the approval of any amendment to Article V (shares), Article VII (business combinations) and Article VIII (amendments) of the articles of incorporation requires the affirmative vote of holders of at least 75% of the outstanding shares of voting stock. The PBCL also provides that our shareholders are not entitled by statute to propose amendments to the articles of incorporation.

Amendments to Bylaws

The bylaws provide that our bylaws may be amended or repealed, in whole or in part, by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board of directors. The PBCL provides that the ability of our board of directors to adopt, amend or repeal the bylaws is subject to the power of shareholders to change such action. The PBCL also provides that the board of directors does not have the authority to adopt or change a bylaw on specified subjects, including, but not limited to, authorized capital, the personal liability of directors, various matters relating to our board of directors, and matters relating to the voting rights of shareholders.

Transfer Agent and Registrar

Computershare is the transfer agent and registrar for our common stock.

Restrictions on Ownership

Federal and state banking laws also impose notice, approval and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or “indirect” control of an FDIC-insured depository institution. These laws include the Bank Holding Company Act of 1956, the Change in Bank Control Act of 1978 and the Pennsylvania Banking Code of 1965. The Bank Holding Company Act of 1956 generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of the Company. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of the voting stock of the Company. In addition, the Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as the Company, could constitute acquisition of control of the bank holding company. Under the Pennsylvania Banking Code of 1965, prior approval of the Pennsylvania Department of Banking and Securities is required prior to the acquisition of 10% or more of any Pennsylvania chartered bank, such as the Bank, or its holding company.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposals that a majority of our shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting the board of directors and management in retaining their respective positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.

DESCRIPTION OF WARRANTS

We may issue, together with other securities or separately, warrants to purchase our common stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We will file copies of the forms of the warrant agreements and warrant certificates as exhibits to the registration statement of which this prospectus is a part or an amendment thereto, or as exhibits to a Current Report on Form 8-K.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

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the title of the warrants;
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the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;
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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;
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the price or prices at which the warrants will be issued;
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the aggregate number of warrants;
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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
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if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
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if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
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if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;
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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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the maximum or minimum number of warrants which may be exercised at any time;
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whether the warrants are to be issued in registered or bearer form;
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whether the warrants are extendible and the period or periods of such extendibility; and
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information with respect to book-entry procedures, if any.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

Each warrant will entitle the holder thereof to purchase for cash the amount of shares of common stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

DESCRIPTION OF DEBT SECURITIES

The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.

We may issue debt securities from time to time in one or more series. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries (including, without limitation, the Bank), except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of each subsidiary, including depositors of the Bank.

We may issue senior debt securities or subordinated debt securities under one or separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under one or more senior indentures, and subordinated debt securities will be issued under one or more subordinated indentures. Any senior debt indentures and subordinated debt indentures are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act, as amended, and may be supplemented or amended from time to time following their execution and will be filed as exhibits to the registration statement of which this prospectus forms a part or incorporated therein by reference. To the extent we desire any debt securities issued to qualify as regulatory capital, such debt securities must conform to the applicable regulations of our primary bank regulators.

Any indentures will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a merger, consolidation, change in control or disposition of substantially all of our assets) that might have an adverse effect on our credit quality.

Terms of Debt Securities to be Included in the Prospectus Supplement

The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

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the title of the debt securities and whether they are senior debt securities or subordinated debt securities;
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the amount of debt securities issued and any limit on the amount that may be issued;
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the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;
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if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;
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the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;
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the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;
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the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;
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the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;
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the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

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our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;
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the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;
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whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;
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any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale, or covenants set forth in the applicable indenture;
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whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;
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if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;
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the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;
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whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;
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whether the debt securities can be converted into or exchanged for other securities of the Company and the related terms and conditions;
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whether the debt securities will be sold as part of units consisting of debt securities and other securities;
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whether the debt securities will be issued in certificated or book-entry form;
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if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;
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any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and
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any other terms of the debt securities.

DESCRIPTION OF UNITS

We may issue, in one more series, units comprised of shares of our common stock, warrants to purchase common stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
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any provisions of the governing unit agreement that differ from those described herein; and
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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, warrants and/or debt securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

If so provided in a prospectus supplement, the securities initially will be issued in a book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

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a limited purpose trust company organized under the New York Banking Law;
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a “banking organization” within the meaning of the New York Banking Law;
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a member of the Federal Reserve System;
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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
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a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or (“Exchange Act”).

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Participants of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC or direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depository or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchases of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•
an Event of Default has occurred and is continuing with respect to such series of securities,
•
we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Other

The information in this section of this prospectus concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC are solely within the control of DTC and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any offered securities, has any control over DTC and none of us or them takes any responsibility for DTC’s activities. You are urged to contact DTC or its participants directly to discuss those matters. In addition, although we expect that DTC will perform the foregoing procedures, DTC is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any offered securities, will have any responsibility for the performance or nonperformance by DTC or its participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby, from time to time, by one or more of the following methods, or any combination thereof:

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to or through underwriters or dealers, with or without an underwriting syndicate, for them to offer and sell to the public;
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directly to one or more purchasers in negotiated purchases or in competitively bid transactions;
•
through designated agents;
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directly to holders of warrants exercisable for our securities upon the exercise of such warrants; or
•
through a combination of any of these methods of sale.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:

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the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;
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the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters or dealers; and
•
any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, either:

•
at a fixed price or prices, which may be changed;
•
at market prices prevailing at the time of sale;
•
at prices related to the prevailing market prices; or
•
at negotiated prices.

Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are quoted on the OTCQX Best Market. Any common stock sold pursuant to a prospectus supplement will be quoted on the OTCQX Best Market, subject to official notice of issuance. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

Stevens & Lee, P.C., Reading, Pennsylvania, will pass upon certain legal matters with respect to the securities offered by us from time to time pursuant to this prospectus, unless we indicate otherwise in a prospectus supplement.

The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

The financial statements of the Company as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, included in our Annual Report on Form 10-K for the year ended December 31, 2025, have been incorporated by reference in this Prospectus and have been so incorporated in reliance on the reports of Baker Tilly US, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The financial statements of The Victory Bancorp, Inc. as of December 31, 2025 and 2024 and for each of the fiscal years ended December 31, 2025 and 2024, included in our Current Report on Form 8-K/A filed with the Commission on June 8, 2026, have been incorporated by reference in this Prospectus and have been so incorporated in reliance on the reports of Crowe, LLP, independent auditors, given on the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.

Other Expenses of Issuance and Distribution

Commission registration fee		$10,358
Legal fees and expenses		*
Accounting fees and expenses		*
Trustee fees and expenses		*
Printing expenses		*
Other		*
Total	$	*

* These fees and expenses depend on the securities offered and the number of securities issuances and cannot be estimated at this time.

Item 15.

Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct, or recklessness.

Our bylaws generally provide for (1) indemnification of our directors, officers, employees, and agents and (2) the elimination of a director’s liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 16.

Exhibits

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement(1)
3.1	Articles of Incorporation of QNB Corp. (incorporated by reference to Exhibit 3(i) to the Annual Report on Form 10-K for the year ended December 31, 2014).
3.2	By-Laws of QNB Corp. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on April 7, 2026).
4.1*	Form of Indenture for Senior Indebtedness
4.2*	Form of Indenture for Subordinated Indebtedness
4.3	Form of Senior Debt Security(1)
4.4	Form of Subordinated Debt Security(1)
4.5	Form of Common Stock Warrant Agreement(1)
4.6	Form of Common Stock Certificate(1)
4.7	Form of Unit Agreement(1)
5.1*	Opinion of Stevens & Lee, P.C. as to Legality
8.1	Opinion of Stevens & Lee, P.C. as to Tax Matters(1)
23.1*	Consent of Baker Tilly US, LLP
23.2*	Consent of Crowe LLP
23.3	Consent of Stevens & Lee, P.C. (included in Exhibit 5.1).
24.1	Power of Attorney of certain officers and directors included on signature page
25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Senior Indebtedness.(2)
25.2	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Senior Subordinated Indebtedness.(2)
107*	Filing Fee Table

(1)
To be filed, if necessary, by an amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
(2)
To be filed separately, if necessary, electronically under electronic form type “305 B2” pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

* Filed herewith.

Item 17.

Undertakings

(a)
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(8)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“TIA”) in accordance with the rules and regulations promulgated by the Commission under Section 305(b)(2) of the TIA.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement(1)
3.1	Articles of Incorporation of QNB Corp. (incorporated by reference to Exhibit 3(i) to the Annual Report on Form 10-K for the year ended December 31, 2014).
3.2	By-Laws of QNB Corp. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on April 7, 2026).
4.1*	Form of Indenture for Senior Indebtedness
4.2*	Form of Indenture for Subordinated Indebtedness
4.3	Form of Senior Debt Security(1)
4.4	Form of Subordinated Debt Security(1)
4.5	Form of Common Stock Warrant Agreement(1)
4.6	Form of Common Stock Certificate(1)
4.7	Form of Unit Agreement(1)
5.1*	Opinion of Stevens & Lee, P.C. as to Legality
8.1	Opinion of Stevens & Lee, P.C. as to Tax Matters(1)
23.1*	Consent of Baker Tilly US, LLP
23.2*	Consent of Crowe LLP
23.3	Consent of Stevens & Lee, P.C. (included in Exhibit 5.1).
24.1	Power of Attorney of certain officers and directors included on signature page
25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Senior Indebtedness.(2)
25.2	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Senior Subordinated Indebtedness.(2)
107*	Filing Fee Table

(1)
To be filed, if necessary, by an amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
(2)
To be filed separately, if necessary, electronically under electronic form type “305 B2” pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Quakertown, Commonwealth of Pennsylvania, on August 7, 2026.

QNB CORP.

By:	/s/ David W. Freeman
David W. Freeman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint David W. Freeman, Jeffrey Lehocky and Mary E. Liddle, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate this Registration Statement by Reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on August 7, 2026.

Signature	Title

/s/ David W. Freeman	President and Chief Executive Officer and Director (Principal Executive Officer)
David W. Freeman

/s/ Jeffrey Lehocky	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Jeffrey Lehocky

/s/ Mary E. Liddle	Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)
Mary E. Liddle

/s/ Randy S. Bimes	Director, Chairman of the Board of Directors

Randy S. Bimes

/s/ Joseph W. Major	Director, Vice Chairman of the Board of Directors

Joseph W. Major

/s/ Autumn R. Bayles	Director

Autumn R. Bayles

/s/ Laurie A. Bergman	Director

Laurie A. Bergman

Signature	Title

/s/ Kenneth F. Brown, Jr.	Director

Kenneth F. Brown, Jr.
/s/ Gerald E. Gorski	Director

Gerald E. Gorski

/s/ Kevin L. Johnson	Director

Kevin L. Johnson

/s/ Jennifer L. Mann	Director

Jennifer L. Mann

/s/ Ranajoy Ray-Chaudhuri	Director

Ranajoy Ray-Chaudhuri

/s/ Randall E. Stauffer	Director

Randall E. Stauffer

/s/ Scott R. Stevenson	Director

Scott R. Stevenson